Exhibit 16.1

January 22, 2020

Securities and Exchange Commission

100 F. Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Tripborn, Inc.’s Form 8-K dated January 22, 2020 and we agree with the statements made concerning our firm.

Yours truly,

/s/ Friedman LLP